SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT No. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                      T&G2
                                      ----
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
         (State or Other Jurisdiction of Incorporation of Organization)

                                   74-3035831
                                   ----------
                      (I.R.S. Employer Identification No.)

                           1 Anderson Road, Suite 105
                         Bernardsville, New Jersey 07924
                         -------------------------------
                    (Address of Principal Executive Offices)

                                 Not Applicable
                                 --------------
                            (Full Title of the Plan)

                             Wolfgang Heimerl, Esq.
                                Heimerl Law Firm
                           1 Anderson Road, Suite 105
                         Bernardsville, New Jersey 07924
                         -------------------------------
                     (Name and Address of Agent For Service)

                                 (908) 766-3385
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)


                               -------------------


     The Registrant registered 19,772,728 shares of its Class A Common Stock, $.0001 Par Value per share, effective May 7, 2003 for compensation for third-party consultants, attorneys, officers and directors. Of the 19,772,728 shares registered, 19,247,728 were duly sold. As at December 29, 2003, 525,000 shares remained unsold. The Registrant removes from registration the 525,000 unsold shares.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post Effective Amendment No.1 to Form S-8 Registration Statement and has duly caused this Post Effective Amendment No.1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bernardsville, State of New Jersey, on this 12th day of January 2004.



                                      T&G2
                                      ----



                           By: /s/ JAMES M. FARINELLA
                              -----------------------
                            Name: James M. Farinella
                    Title: President, Chief Executive Officer

--------------------------------------------------------------------------------
                                POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Farinella with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Post Effective Amendment No.1 to Form S-8 Registration Statement, and any and all amendments thereto (including further post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post Effective Amendment No.1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                         Title                     Date
--------------------------------------------------------------------------------


/s/ JAMES M. FARINELLA     President and Chief Financial    January 12, 2004
----------------------         Officer and Director
    James M. Farinella


/s/ DAVID FACCIANI         Secretary and Director           January 12, 2004
------------------
    David Facciani


/s/ DOUGLAS WETZEL         Director                         January 12, 2004
------------------
    Douglas Wetzel


























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